Exhibit 10.44

FIRST AMENDED AND RESTATED

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of November 24, 2003, is by and between PETER L. HAUSER, a resident of the State of Minnesota, and his successors heirs and permitted assigns (“Hauser”), PKM PROPERTIES, LLC, a Minnesota limited liability company, and its endorsees, successors and assigns (“PKM”), and DRAFT CO., a Minnesota limited liability partnership, and its endorsees, successors and assigns (“Draft”).

RECITALS:

A.    Hauser and PKM are parties to that certain Subordination and Intercreditor Agreement dated as of July 1, 2003, as amended by that certain First Amendment to Subordination and Intercreditor Agreement dated as of November 11, 2003 (the “Original Agreement”); and

B.  Hauser, PKM and Draft desire to amend and restate the Original Agreement as provided herein, and upon the terms and conditions of this Agreement; and

C.  Medical CV, Inc., a Minnesota corporation (the “Borrower”) is or may hereafter become indebted to Hauser pursuant to that certain Subordinated Note, dated as of July 1, 2003, given by Borrower in favor of Hauser in the original principal amount of $1,000,000 (the “Hauser Subordinated Note”); and

D.  The Borrower is or may hereafter become indebted to Draft pursuant to that certain Subordinated Note, dated as of November 24, 2003, given by Borrower in favor of Draft in the original principal amount of $500,000 (the “Draft Subordinated Note”); and

E.  The Borrower is, or may hereafter become, indebted to PKM as a result of the advance of monies and other extensions of credit by PKM to the Borrower under: (i) a Discretionary Credit Agreement dated as of January 17, 2003 (as the same may have been or may be amended, restated or otherwise modified from time to time hereafter, the “January Credit Agreement”), (ii) a Building Lease dated April 4, 2003 (as the same may be amended, restated or otherwise modified from time to time hereafter, the “Lease”), (iii) a Discretionary Credit Agreement dated as of July 1, 2003 (as the same may be amended, restated or otherwise modified from time to time hereafter, the “May Credit Agreement”), and (iv) a November Discretionary Credit Agreement dated as of November 11, 2003 (as the same may have been or may be amended, restated or otherwise modified from time to time hereafter, the “November Credit Agreement”).

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the parties, the parties agree as follows:

Section 1.  Definitions, Rules of Construction.

(a)  For purpose of this Agreement, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as amended from time to time.

“Borrower” shall have the meaning given to that term in Recital A above, and shall include and any successor (including a debtor-in-possession under the Bankruptcy Code), assignee, receiver, trustee or estate thereof.

“Default” shall mean any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

“Draft Security Agreement” means that certain Security Agreement dated as of November 24, 2003, between Borrower, as debtor, and Draft, as secured party, as it may be amended, modified, supplemented, restated or replaced from time to time.

“Draft Subordinated Debt Documents” shall mean the Draft Subordinated Note and all security agreements, guaranties and other arrangements and agreements with or in favor of Draft executed and/or delivered in connection with the Subordinated Debt owing to Draft, including, without limitation, the Draft Subordinated Note.

“Draft Subordinated Note” shall have the meaning given to that term in Recital D above, and shall include any amendments, modifications or restatements thereto or thereof (but nothing in this definition shall be deemed to waive the provisions of Section 10 below requiring PKM’s prior written consent to any change in the Draft Subordinated Note).

“Event of Default” shall mean (i) any Event of Default (as therein defined) or breach under the January Credit Agreement, the May Credit Agreement or the November Credit Agreement, (ii) any failure of the Borrower to pay when due (whether at the date scheduled therefor or earlier upon acceleration), or when demanded (with respect to any obligation payable on demand), any item constituting Senior Debt, or (iii) any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting PKM or any subsequent holder of Senior Debt to cause, any item of Senior Debt to become due prior to its stated maturity, to realize upon any collateral given as security therefor; provided, however that Event of Default shall not in any event include any default occurring solely as a result of a payment default under the May Discretionary Credit Note or the November Discretionary Credit Note.

“Hauser Subordinated Debt Documents” shall mean the Hauser Subordinated Note and all security agreements, guaranties and other arrangements and agreements with or in favor of Hauser executed and/or delivered in connection with the Subordinated Debt owing to Hauser, including, without limitation, the Hauser Subordinated Note.

“Hauser Subordinated Note” shall have the meaning given to that term in Recital C above, and shall include any amendments, modifications or restatements thereto or thereof (but nothing in this definition shall be deemed to waive the provisions of Section 10 below requiring PKM’s prior written consent to any change in Hauser Subordinated Note).

“May Discretionary Credit Note” means that certain May Discretionary Credit Note dated as of July 1, 2003, given by Borrower to PKM in the original principal amount of $1,000,000, as it may be amended, modified, supplemented, restated or replaced from time to time.

“May Security Agreement” means that certain May Security Agreement dated as of July 1, 2003, between Borrower, as debtor, and Hauser and PKM, individually and collectively, and their successors and assigns as secured party, as it may be amended, modified, supplemented, restated or replaced from time to time.

“November Discretionary Credit Note” means that November Discretionary Credit Note dated as of November 11, 2003, given by Borrower to PKM in the original principal amount of $500,000, as it may be amended, modified, supplemented, restated or replaced from time to time.

“Permitted Payments” shall have the meaning given in Section 3 below.

“Person” shall mean an individual, corporation, association, partnership, limited partnership, trust, organization, individual or government or any governmental agency or any political subdivision thereof.

“Security Interest” means any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever, whether arising under a security instrument or as a matter of law, judicial process or otherwise, or any agreement to grant any lien, or security interest in, or to pledge, mortgage or encumber, any assets.

“Senior Debt” shall mean all liabilities and obligations of the Borrower to PKM howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, including, without limitation, all of the Borrower’s obligations to PKM under the January Credit Agreement, the May Credit Agreement, the November Credit Agreement, the Lease, and any note or notes executed by the Borrower thereunder, and all other obligations under any other agreement between the Borrower and PKM now or hereafter in effect, and also including, without limitation, any and all interest accruing on any of the Senior Debt after the commencement of any proceedings referred to in Section 5 below, notwithstanding any provision or rule of law which might restrict the rights of PKM, as against the Borrower or anyone else, to collect such interest; provided, however, that (1) Senior Debt shall not include any obligations arising solely under the May Discretionary Credit Note, the November Discretionary Credit Note, or any other instrument given by the Borrower in favor of PKM after the date hereof to the extent it is not an amendment, modification, supplement, restatement or replacement of another instrument evidencing then currently existing Senior Debt, (2) for purposes hereof, Senior Debt shall include not more than $943,666 of principal under the January Discretionary Credit Agreement, and (3) in order to be considered Senior Debt hereunder as of any particular time, obligations with respect to the Lease must be due and payable at such time (without acceleration).

“Subordinated Debt” shall mean (a) with respect to Hauser, all obligations, liabilities and indebtedness of the Borrower to Hauser, howsoever arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, under any written or unwritten agreement, including, without limitation, Hauser Subordinated Debt Documents; (b) with respect to Draft, all obligations, liabilities and indebtedness of the Borrower to Draft, howsoever arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, under any written or unwritten agreement, including, without limitation, the Draft Subordinated Debt Documents; and (c) with respect to PKM, all obligations, liabilities and indebtedness of the Borrower to PKM that are not Senior Debt, howsoever arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, under any written or unwritten agreement.

“Subordinated Debt Collections” means any value, property, payment, distribution, security, instrument or proceeds thereof solely upon or solely with respect to the Subordinated Debt, including, without limitation, Permitted Payments.

(b)  In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding.”

(c)  Other terms may be defined in other parts of this Agreement.  All references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms, and all references to Persons shall be deemed to include their permitted successors and assigns.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.”  All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary information and related provisions from such other agreements, and all such covenants, terms, definitions or other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the Senior Debt has been indefeasibly paid in full and all financing arrangements between the Borrower and PKM shall have been terminated.

Section 2.  Standby; Subordination.  The payment and performance of the Subordinated Debt is hereby subordinated to the payment and performance in full of the Senior Debt, and, except as set forth in Section 3 below, neither Hauser, Draft nor PKM will ask, demand, sue for, take or receive from the Borrower or any other Person liable for all or any part of the Senior Debt, by setoff or in any other manner, the whole or any part of the Subordinated Debt, or any monies which may now or hereafter be owing in respect of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, direct or indirect, absolute or contingent), including, without limitation, taking any additional security for any of the foregoing, or the taking of any negotiable instrument therefor, unless and until all of the Senior Debt shall have been indefeasibly paid and satisfied in full and all financing arrangements with respect to Senior Debt between the Borrower and PKM have been terminated.  Hauser warrants and represents that his Subordinated Debt is secured solely pursuant to the May Security Agreement.  Draft warrants and represents that its Subordinated Debt is secured solely pursuant to the Draft Security Agreement.  Each of Hauser and Draft agrees that hereafter they will not accept any additional security for Subordinated Debt owed to them from the Borrower or from any third Person for the benefit of the Borrower.  Each of Hauser, Draft and PKM agrees that (i) all Security Interests of Hauser, Draft and PKM (in PKM’s case, to the extent such Security Interest secures only Subordinated Debt) in any assets of the Borrower or any assets securing the Senior Debt shall and hereby are subordinated to the rights and interests of PKM, if any, in those assets to secure Senior Debt, (ii) neither Hauser or Draft shall have any right to possession of any such assets or to foreclose upon any such assets, whether by judicial action or otherwise, unless and until all the Senior Debt shall have been indefeasibly paid and satisfied in full and all financing arrangements between the Borrower and PKM with respect to Senior Debt have been terminated, and (iii) at the request of PKM, each of Hauser and Draft shall authorize, execute or deliver to PKM such termination statements and releases as PKM shall reasonably request to release Hauser’s and Draft’s Security Interest in or against such property.  Neither Hauser, Draft or PKM, prior to the indefeasible payment in full and discharge of the Senior Debt and the termination of all financing arrangements between the Borrower and PKM with respect to Senior Debt, shall have any right to enforce any claim with respect to the Subordinated Debt, or to take any action against the Borrower or the property of the Borrower or of any other Person liable for all or any part of the Senior Debt for the benefit of the Borrower to collect any Subordinated Debt.  Each of Hauser and

Draft acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with any agreement or understanding between either Hauser and the Borrower or Draft and the Borrower, such agreement or understanding shall be subject to this Agreement.

Section 3.  Permitted Payments.  Notwithstanding the provisions of Section 2 above, until PKM gives Hauser and Draft written notice (in the manner set forth below) of the occurrence of an Event of Default or a Default, and provided that:

(i)                                     there shall not then exist any breach of this Agreement by Hauser or Draft which has not been waived, in writing, by PKM,

(ii)                                  at the time of the payment described below no Event of Default exists and is continuing,

(iii)                               the payment described below, if made, would not give rise to the occurrence of any Event of Default,

(iv)                              none of the events described in Section 5 has occurred, and

(v)                                 all obligations then due and payable under the Lease (without acceleration) shall have been paid to PKM in full,

Borrower may pay to Hauser, Draft and PKM, and Hauser, Draft and PKM may accept from Borrower, interest and principal payments, when due (without acceleration) and prepayments as provided in Section 20(a) of this Agreement (x) with respect to Hauser, the Hauser Subordinated Note, (y) with respect to Draft, the Draft Subordinated Note and (z) with respect to PKM, the May Discretionary Credit Note, the November Discretionary Note, and any obligations under the Lease that do not constitute Senior Debt (“Permitted Payments”).

Section 4.  Subordinated Debt Owed Only to Hauser.  Except as provided below with respect to Draft, each of Hauser or Draft, as the case may be, warrants and represents that neither has previously assigned any interest in their respective Subordinated Debt, that no other Person owns an interest in the Subordinated Debt (whether as joint holders of Subordinated Debt, participants or otherwise) and that the entire Subordinated Debt is owing only to Hauser or Draft, as the case may be.  Except as provided below with respect to Draft, each of Hauser and Draft further covenants that the entire Subordinated Debt owed to each shall continue to be owing only to Hauser or Draft, as the case may be, unless it is assigned with the prior written consent of PKM to a Person who agrees with PKM to be bound by the subordination provisions set forth herein.  Notwithstanding the foregoing PKM acknowledges that Draft has assigned participation interests in the Subordinated Debt owed to it to affiliates of Draft, and that PKM has consented to such assignments so long as such assignments are totally transparent to the Company, PKM and Hauser in that the Company, PKM and Hauser will not owe any obligation to such participants, such participants will have no rights hereunder, and Draft will exercise all rights and satisfy all of its obligations hereunder by itself in its own name.

Section 5.  Priority.  In the event of (a) any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to the creditors of the Borrower or to their claims against the Borrower, or (b) any readjustment of the debt or obligations of the Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or Subordinated Debt, or the application of the assets of the Borrower to the payment or liquidation thereof, or (c) the dissolution or other winding up of the business of the Borrower, or (d) the sale of all or substantially all of the assets of the Borrower, then, and in any such event, PKM shall be entitled to receive indefeasible payment in full of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt.

Section 6.  Grant of Authority to PKM.  In order to enable PKM to enforce its rights hereunder in any of the actions or proceedings described in Section 5, PKM is hereby irrevocably authorized and empowered, in its discretion, to file and present for and on behalf of Hauser, Draft, or either of them such proofs of claims or other motions or pleadings as PKM may deem expedient or proper to establish PKM’s entitlement of payment from, or on behalf of, Hauser, Draft, or either of them, with respect to the Subordinated Debt and to vote such proofs of claims in any such proceeding and to demand, sue for, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt.  Each of Hauser and Draft irrevocably authorizes and empowers PKM to demand, sue for, collect and receive each of the payments and distributions described in Section 5 above and give acquittance therefor and to file claims and take such other actions, in PKM’s own name or in the name of Hauser, Draft or either of them, or otherwise, as PKM may deem necessary or advisable for the enforcement of this Agreement.  To the extent that payments of distributions are made in property other than cash, each of Hauser and Draft authorizes PKM to sell such property to such buyers and on such terms as PKM, in its sole discretion, shall determine.  Each of Hauser and Draft will execute and deliver to PKM such powers of attorney, assignments and other instruments or documents (together with such assignments or endorsements as PKM shall deem necessary), as may be reasonably requested by PKM in order to enable PKM to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for PKM’s own benefit.

Section 7.  Payments Received by Hauser or Draft.   Except for Permitted Payments, if Hauser or Draft receives any value, property, payment, distribution, security, instrument or proceeds thereof upon or with respect to the Subordinated Debt prior to the indefeasible payment in full of the Senior Debt and termination of all financing arrangements between the Borrower and PKM, each of Hauser and Draft shall receive and hold the same in trust, as trustee, for the benefit of PKM and shall forthwith deliver the same to PKM in precisely the form received (except for the endorsement or assignment where necessary), for application on any of the Senior Debt, due or not due and, until so delivered, the same shall be held in trust by Hauser or Draft, as the case may be, as the property of PKM.  In the event of the failure of Hauser or Draft to make any such endorsement or assignment to PKM, PKM, or any of its officers or employees, is hereby irrevocably authorized to make the same.

Section 8.  Continuing Nature of Subordination.  This Agreement shall be effective and may not be terminated or otherwise revoked by Hauser or Draft until the Senior Debt shall have been fully paid and discharged and all financing arrangements between the Borrower and PKM have been terminated.  This is a continuing agreement of subordination and PKM may continue, at any time and without notice to Hauser or Draft, to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrower in reliance hereon.  No obligation of Hauser or Draft hereunder shall be affected by the dissolution, liquidation, death or incapacity of, or written revocation by, Hauser or Draft or any other subordinated party, pledgor, endorser, or guarantor, if any.

Section 9.  Bankruptcy Issues.  If the Borrower becomes the subject of proceedings under the Bankruptcy Code and if PKM desires to permit the use of cash collateral or to provide financing to the Borrower under either Section 363 or Section 364 of the Bankruptcy Code, each of Hauser and Draft agrees that adequate notice of such financing to either of them, if required under applicable law, shall have been provided if each receives notice two (2) business days prior to entry of any order approving such cash collateral usage or financing.  Notice of a proposed financing or use of cash collateral shall be deemed given upon the sending of such notice to Hauser and Draft in the manner specified in Section 14, below.  All allocations of payments between PKM and Hauser and Draft shall continue to be made after the filing of a petition under the Bankruptcy Code on the basis provided in this Agreement.  In the event that Hauser or Draft at any time acquires any security for the Subordinated Debt, each of Hauser and Draft agrees not to assert any right Hauser or Draft, as the case may be, may have to “adequate protection” of their respective interest in such security in any Bankruptcy proceeding or to seek relief from automatic stay, without the prior written consent of PKM.  Each of Hauser and Draft shall promptly deliver any form of adequate projection it receives or the value thereof to PKM.  Each of Hauser and Draft waives any claim either may now or hereafter have against PKM arising out of PKM’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrower, as debtor in possession, or by a trustee.  To the extent that PKM receives payments on, or proceeds of any collateral for, the Senior Debt which are subsequently avoided, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by PKM.

Section 10.  Instrument Legend; No Amendments to Subordinated Instruments.  Besides the Hauser Subordinated Note, Hauser will not agree to create any additional Indebtedness (as defined in the January Credit Agreement) owing from the Borrower to Hauser, without sending a true and correct copy of all Hauser Subordinated Debt Documents evidencing such Indebtedness to PKM contemporaneously with the creation of such Indebtedness.  Every instrument evidencing Subordinated Debt (including, without limitation, the Hauser Subordinated Note) shall be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of PKM pursuant to the terms of this Agreement.  Upon request after the occurrence of an Event of Default, the original of every instrument evidencing Subordinated Debt owing to Hauser (including, without limitation, the Hauser Subordinated Note) shall be promptly delivered to PKM.  Hauser will not agree to any amendment, restatement or other modification of any instrument evidencing Subordinated Debt owing to Hauser (including, without limitation, the Hauser Subordinated Note), without the prior written consent of PKM.

Besides the Draft Subordinated Note, Draft will not agree to create any additional Indebtedness (as defined in the January Credit Agreement) owing from the Borrower to Draft, without sending a true and correct copy of all Draft Subordinated Debt Documents evidencing such Indebtedness to PKM contemporaneously with the creation of such Indebtedness.  Every instrument evidencing Subordinated Debt (including, without limitation, the Draft Subordinated Note) shall be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of PKM pursuant to the terms of this Agreement.  Upon request after the occurrence of an Event of Default, the original of every instrument evidencing Subordinated Debt owing to Draft (including, without limitation, the Draft Subordinated Note) shall be promptly delivered to PKM.  Draft will not agree to any amendment, restatement or other modification of any instrument evidencing Subordinated Debt owing to Draft (including, without limitation, the Draft Subordinated Note), without the prior written consent of PKM.

Section 11.  Waivers.  The Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement.  Each of Hauser and Draft expressly waives all notice of the acceptance by PKM of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and each of Hauser and Draft expressly waives reliance by PKM upon the subordination and other agreements as herein provided.  Each of Hauser and Draft agrees that PKM has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the agreements evidencing the Senior Debt, or the collectability of the Senior Debt, and that PKM shall be entitled to manage and supervise its loans and other financial accommodations to the Borrower without regard to the existence of any rights that either Hauser or Draft may now or hereafter have in or to any of the assets of the Borrower.  Each of Hauser and Draft agrees that PKM shall have no liability to either of them for, and waives any claim which either may now or hereafter have against PKM arising out of, any and all actions which PKM in good faith takes or omits to take (including, without limitation, actions with respect to any security for the Senior Debt, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any security for the Senior Debt and actions with respect to the collection of any claim for all or any part of the Senior Debt from any guarantor or other party) with respect to any agreement related to any Senior Debt or to the collection of the Senior Debt or the valuation, use, protection or release of any security for the Senior Debt.

Section 12.  PKM’s Waivers.  No waiver shall be deemed to be made by PKM of any of its rights hereunder unless the same shall be in writing signed on behalf of PKM, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of PKM or the obligations of Hauser or Draft to PKM in any other respect at any other time.

Section 13.  Financial Condition of Borrower; Other Actions by PKM.  Each of Hauser and Draft hereby assumes responsibility for keeping informed of the financial condition of the Borrower, any and all endorsers and any and all guarantors of the Subordinated Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or the Subordinated Debt that diligent inquiry would reveal.  Each of Hauser and Draft hereby agrees that PKM shall have no duty to advise either Hauser or Draft of information known to PKM regarding such condition or any such circumstances.  In the event PKM, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to either Hauser or Draft, PKM shall be under no obligation (i) to provide any such information to either of them on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any information which, pursuant to its usual practices, PKM wishes to maintain confidential.  Each of Hauser and Draft hereby agrees that all payments received by PKM may be applied, in whole or in part, to any of the Senior Debt, as PKM, in its sole discretion, deems appropriate and assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Debt and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 14.  Notices.  All communications and notices provided under this Agreement to any party shall be given in writing by manual delivery, facsimile transmission, overnight courier or United States first class mail to such party’s address shown on the signature page hereof, or to any party at such other address as may be designated by such party in a notice to the other parties.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 15.  Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 16.  Consent to Jurisdiction.  AT THE OPTION OF PKM, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND EACH OF HAUSER AND DRAFT CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY

ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT EITHER HAUSER OR DRAFT COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, PKM AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 17.  Waiver of Jury Trial.  HAUSER, DRAFT AND PKM BY ACCEPTANCE HEREOF, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 18.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 19.  Miscellaneous.

(a) This Agreement and the terms, covenants and conditions hereof shall inure to the benefit of PKM and its successors and assigns.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities hereunder or thereunder.

(b) This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof, and all prior understandings and negotiations, written or oral, are merged into and superseded by this Agreement.  Any modification, amendment or waiver of this Agreement or any provision herein shall be binding upon PKM only if contained in a writing signed by or on behalf of PKM.  No failure on the part of PKM to exercise and no delay in exercising any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(c) Hauser hereby acknowledges that (i) he has been advised by counsel to the extent he believes necessary in the negotiation, execution and delivery of this Agreement, (ii) PKM has no fiduciary relationship to him, and (iii) no joint venture exists between Hauser and PKM.  Draft hereby acknowledges that (i) it has been advised by counsel to the extent it believes necessary in the negotiation, execution and delivery of this Agreement, (ii) PKM has no fiduciary relationship to it, and (iii) no joint venture exists between Draft and PKM.

(d) All covenants, agreements, representations and warranties made in this Agreement and in any certificates or other papers delivered by or on behalf of Hauser or Draft pursuant hereto shall be deemed to have been relied upon by PKM and shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains outstanding and unpaid or any financing arrangement between the Borrower and PKM remains in effect.  All statements of fact relating to Hauser or Draft contained in any certificate or other paper delivered to PKM at any time after the date hereof by or on behalf of Hauser or Draft, as the case may be, pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the undersigned hereunder.

(e) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 20.  Intercreditor Agreements.

(a) If the Borrower raises proceeds through the issuance of any capital stock or other equity interest of the Borrower or other interest convertible into an equity interest in the Borrower, then the Borrower shall pay to PKM, Draft and Hauser, when and as received by the Borrower and as a mandatory pro tanto prepayment of all obligations owing to PKM and all obligations owing to Hauser and all obligations owing to Draft, a sum equal to one hundred percent (100%) of the net proceeds to the Borrower of the issuance of such equity, payable: (i) until the Senior Debt is satisfied in full, one hundred percent (100%) to PKM and zero percent (0%) to Hauser and Draft; and (ii) after the Senior Debt is satisfied in full, pro rata to PKM, Draft and Hauser, based on the principal amount of Subordinated Debt owed to each, for so long as any of them is owed any obligations by the Borrower, provided, however, that this mandatory prepayment obligation shall not apply with respect to the first $50,000 in net proceeds received by the Borrower from the exercise of any options or warrants which have been issued and are effective as of July 1, 2003.

(b) All Subordinated Debt Collections received by PKM, Draft or Hauser (whether before or after the satisfaction in full of the Senior Debt) shall be held by PKM, Draft and Hauser in trust, as trustee, for the benefit of the other and shall be divided and applied to the Subordinated Debt as follows: (i) first, to the payment of all collection expenses, including reasonable attorneys fees; and (ii) second, pro rata to PKM, Draft and Hauser, based on the principal amount of Subordinated Debt owed to each, for so long as any of them is owed any obligations by the Borrower.

(c) In the event any Subordinated Debt Collections amount is subsequently recovered from PKM, Draft or Hauser by the Borrower or the Borrower as a debtor-in-possession, or by any trustee or receiver under any applicable bankruptcy or insolvency law, such amount shall be reimbursed by Hauser, Draft and PKM according to the provisions of subsection (b) immediately above.

(d) After the satisfaction in full of the Senior Debt, all decisions with respect to any and all action and with respect to the pursuit of any and all rights and remedies available to PKM, Draft and Hauser under the May Security Agreement, the Draft Security Agreement or applicable law shall be made jointly by PKM, Draft and Hauser.

(e) PKM, Draft and Hauser shall keep and maintain at all times, all proper books of account, files and records, reflecting the Subordinated Debt, which records shall be available for review by the other party upon reasonable written notice.

Section 21.  Draft’s Intercreditor Treatment Conditional.  Section 20 is intended to make each of PKM, Draft and Hauser pari passu with respect to the collection of the Subordinated Debt.  Draft has become a party to this Agreement subsequent to Hauser and PKM creating the Original Agreement.  Accordingly, PKM and Hauser have required, and Draft has agreed, that notwithstanding anything else herein apparently to the contrary, all of Draft’s rights under this Agreement to have pari passu treatment with respect to the Subordinated Debt owing to it are expressly conditioned upon Draft having and maintaining a perfected security interest in all assets of Borrower that can be perfected by filing a UCC-1 financing statement in the appropriate jurisdiction under the Minnesota Uniform Commercial Code that has priority immediately junior to Hauser’s Security Interest created under the May Security Agreement.  If Draft fails to have and maintain such a security interest with such priority, then solely for purposes of determining the relative priorities of the parties’ rights with respect to Subordinated Debt owed to them, all Subordinated Debt owing to PKM and Hauser will be treated as Senior Debt, and all Subordinated Debt owing to Draft will be treated as Subordinated Debt.

(The signature page follows.)

IN WITNESS WHEREOF, this First Amended and Restated Subordination and Intercreditor Agreement has been signed as of the date first set forth above.

/s/ Peter L. Hauser
PETER L. HAUSER

Address for Notice:
16913 Kings Court
Lakeville, MN 55044

PKM PROPERTIES, LLC

By:	/s/ Paul Miller
Name: Paul Miller
Its: Chief Manager

Address for Notice:
PKM Properties, LLC
c/o Gracon Contracting, Inc.
606 24th Avenue South, Suite B12
Minneapolis, MN 55454
Attention: Paul K. Miller

DRAFT CO.

By:	/s/ Ford J. Nicholson
Name: Ford J. Nicholson
Its: President

Address for Notice:
Draft Co.
336 Robert Street North, Suite 1220
St. Paul, MN 55101

ACCEPTANCE AND ACKNOWLEDGMENT

The Borrower named above hereby accepts, and acknowledges receipt of a copy of, the foregoing First Amended and Restated Subordination and Intercreditor Agreement and agrees that (a) it will not pay any of the “Subordinated Debt” (as defined in the foregoing Agreement) or grant any security therefor, except as the foregoing Agreement provides, and (b) it is bound by and will comply with the mandatory prepayment provisions with respect to the Senior Debt and the Subordinated Debt as provided in Section 20(a) of the foregoing Agreement.

MEDICAL CV, INC.

By:	/s/ Jules L. Fisher
Name:	Jules L. Fisher
Its:	Chief Financial Officer